UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2011

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas 66211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 696-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on July 22, 2011, YRC Worldwide Inc. (the “Company”) received a staff determination letter from The NASDAQ Stock Market (“NASDAQ”) stating that the Company’s common stock should be delisted because the Company issued certain new securities at the closing of the Company’s exchange offer and related restructuring transactions on July 22, 2011 in violation of NASDAQ Listing Rules 5635(b) and 5635(d) and because such issuance raises public interest concerns under NASDAQ Listing Rule 5101. As previously disclosed, on September 12, 2011, the Company received an additional staff determination letter from NASDAQ stating that, based on the closing bid price of the Company’s common stock for the last 30 consecutive business days, a deficiency exists with regard to NASDAQ Listing Rule 5450(a)(1), which requires a minimum bid price of $1.00 per share. Pursuant to NASDAQ’s broad discretionary authority under Listing Rule 5101, the staff determination letter determined not to provide the Company with a compliance period of 180 days generally provided under the Listing Rules, and stated that, accordingly, this matter served as an additional basis for delisting the Company’s common stock from NASDAQ. The Company appealed the staff’s determination, including its determination with respect to the closing bid price deficiency, to a hearings panel pursuant to the procedures set forth in the NASDAQ Listing Rule 5800 series. On September 21, 2011, the Company appeared before a NASDAQ Hearings Panel (the “Panel”) to review the staff’s determination and to request the continued listing of its common stock on NASDAQ.

On October 25, 2011, the Company received a letter from the Panel notifying the Company that the Panel had granted the Company’s request that its common stock remain listed on NASDAQ, subject to the condition that, on or before December 31, 2011, the Company must implement a reverse stock split and demonstrate a closing bid price for its common stock in excess of $1.00 per share for a minimum of ten consecutive trading days. The Company must also be able to demonstrate compliance with all requirements for continued listing on NASDAQ. In the event the Company is unable to do so, its securities may be delisted from NASDAQ. The Company is seeking stockholder approval of a reverse stock split at its annual meeting of stockholders scheduled to be held November 30, 2011, with the ratio and timing of implementation of the reverse stock split at the discretion of the Company’s board of directors, if the reverse stock split is approved by stockholders.

Forward-Looking Statements

This Current Report on Form 8-K and the news release attached hereto contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The words “expects,” “intends,” “will” and similar expressions are intended to identify forward-looking statements. The Company’s expectations regarding its ability to keep its common stock listed on The NASDAQ Stock Market are only its expectations regarding these matters. All such assumptions and expectations are inherently subject to uncertainties and contingencies beyond the Company’s control. The Company’s future results could differ materially from any results projected in the forward-looking statements because of a number of factors, including (among others), the effect of the restructuring, the Company’s ability to generate sufficient cash flows and liquidity to fund operations, which raises substantial doubt about the Company’s ability to continue as a going concern, inflation, inclement weather, price and availability of fuel, sudden changes in the cost of fuel or the index upon which the Company bases its fuel surcharge, competitor pricing activity, expense volatility, including (without limitation) expense volatility due to changes in rail service or pricing for rail service, ability to capture cost reductions, changes in equity and debt markets, a downturn in general or regional economic activity, effects of a terrorist attack, labor relations, including (without limitation), the impact of work rules, work stoppages, strikes or other disruptions, any obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction, and the risk factors that are from time to time included in the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2011.

Important Information

On October 20, 2011, the Company filed with the Securities and Exchange Commission (“SEC”) a definitive proxy statement and accompanying material in connection with its annual meeting of stockholders. Investors and security holders are strongly advised to read the definitive proxy statement as it contains important information about the Company and the proposals to be presented at the annual meeting. Investors and security holders may obtain the proxy statement and any annual, quarterly and current reports and other information the Company files with the SEC for free at the SEC’s website at www.sec.gov or at the Company’s website at www.yrcw.com, or by writing to the Company at 10990 Roe Avenue, Overland Park, Kansas 66211, Attention: Corporate Secretary. The contents of the websites referenced herein are not deemed to be incorporated by reference herein or in the definitive proxy statement.

The Company’s directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders for its annual meeting. Information regarding the interests of such persons is included in the Company’s definitive proxy statement filed with the SEC on October 20, 2011, which is available free of charge as described above.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	News Release dated October 27, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

Date: October 27, 2011	By:	/s/ Jeff P. Bennett
Jeff P. Bennett
Vice President—Legal, Interim General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	News Release dated October 27, 2011.

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